HSBC 滙豐

PRIVATE & CONFIDENTIAL

THE DIRECTORS
HOME TOUCH LIMITED
ROOM 101 1/F
STANHOPE HOUSE
734 KING'S ROAD
HONG KONG

25 April 2007

Dear Sir/Madam

Small Business Loan Number: 404-300766-034 ('Loan Account')

Thank you for applying for a Small Business Loan. We are pleased to inform you that the facility (the 'Loan') has been approved on the following terms, subject to the Terms and Conditions stated in the Business Revolving Credit/Small Business Loan Application Form supplied to you earlier.

Approved Loan Amount	:	HKD300,000.-
Loan Tenor	:	24 months
Handling Charges	:	HKD6,000.-
Interest Rate	:	0.57% flat rate per month
Monthly Repayment Amount	:	HKD14,210.-
Payment Date	:	23rd day of each month, commencing on 23 May 2007
Repayment Account	:	404-165763-838

The approved loan amount, after deduction of the handling charge, has been credited to your account number 404-165763-838. In the event your monthly repayment is returned due to insufficient funds in your repayment account, a handling commission will be levied. This commission is currently HKD80.- but is subject to our revision from time to time.

Should you have any queries, please feel free to contact our Direct Financial Services on telephone number 2748 8222.

Thank you for choosing HSBC and we are happy to be of service to you.

(This letter does not require bank's signature.)

The Hongkong and Shanghai Banking Corporation Limited
PO Box 72677, Kowloon Central Post Office, Kowloon, Hong Kong
Tel:(852) 2748 3322 Fax:(852) 2288 2418
Telex:73205 HSBC HX Telegrams:Hongbank Hongkong